SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 26, 2004

webMethods, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-15681 (Commission File Number)	54-1807654 (I.R.S. Employer Identification No.)

3930 Pender Drive Fairfax, Virginia (Address of Principal Executive Offices)	22030 (Zip Code)

Registrant’s telephone number including area code: (703) 460-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

     On August 26, 2004, Robert (Robin) T. Vasan resigned as a director of webMethods, Inc. (the “Company”) effective upon the commencement of the annual meeting of the Company’s Board of Directors, which followed the Company’s 2004 Annual Meeting of Stockholders. Mr. Vasan informed the Board of Directors of the Company that his resignation was due to time demands from his other business responsibilities. Mr. Vasan’s letter of resignation is filed as Exhibit 99.1 hereto.

     Mr. Vasan had served as a Class I director and as a member of the Compensation Committee of the Company’s Board of Directors. The size of the Company’s Board was reduced to nine members to eliminate the vacancy created by Mr. Vasan’s resignation. There was no disagreement between Mr. Vasan and the Company which led to his resignation.

Section 8 Other Events

Item 8.01 Other Events.

     On August 26, 2004, each of James P. Gauer, Jack L. Lewis and Gene Riechers was elected at the Company’s 2004 Annual Meeting of Stockholders to serve as a Class II director until the Company’s annual meeting of stockholders in 2007 or until his successor is elected and qualifies. The voting tabulation for each nominee for election at the Company’s 2004 Annual Meeting of Stockholders is as follows:

Nominee	Votes For Election	Votes Withheld
James P. Gauer	44,275,614	4,254,256
Jack L. Lewis	46,110,968	2,418,902
Gene Riechers	45,670,367	2,859,503

     The selection of PricewaterhouseCoopers LLP to serve as independent public accountants for the Company for the year ending March 31, 2005 was ratified at the Company’s 2004 Annual Meeting of Stockholders. The voting tabulation on that matter was 47,214,035 shares voting for ratification, 1,312,161 shares voting against and 3,674 shares abstaining.

Section 9 Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit 99.1 Letter of resignation from Robert Vasan dated August 26, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.
By /s/ MARY DRIDI
Name:	Mary Dridi
Title:	Chief Financial Officer

Date: August 30, 2004

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Letter of resignation from Robert Vasan dated August 26, 2004.